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                              FIRST AMENDMENT TO LEASE
                                     (MOSSIMO)

     This First Amendment to Lease (the "Amendment") dated July 10 , l998, is entered into by an between THE IRVINE COMPANY, a Delaware corporation ("Landlord"), and MOSSIMO, INC., a California corporation ("Tenant").

                                      RECITALS.

     A. On May 3, 1996, Landlord and Tenant entered into that certain Industrial Lease ("Lease") for space in the buildings located at 5 and 9 Pasteur, Irvine, California ("Premises").

     B. Landlord and Tenant now desire to terminate the Lease with respect to all of the office building located at 9 Pasteur and a portion of the warehouse building at 5 Pasteur (the "Recaptured Space") and to modify the Lease for the remaining Premises as set forth in this Amendment.

                                     AGREEMENT

          NOW, THEREFORE, in consideration of mutual covenants, conditions and agreements contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

     1. EFFECTIVE DATE OF LEASE MODIFICATIONS. The lease modifications set forth in this Amendment shall be effective only upon the satisfaction of each of the following conditions (the "Effective Date"):

     a. The payment to Landlord concurrently with the execution hereof of the sum of One Hundred Eighty-One Thousand Two Hundred Twenty-Seven Dollars and Thirty-Five Cents ($181,227.35) (the "Downsize Fee") which represents payment of the Preliminary Cost Estimate for Tenant Improvements to be completed pursuant to the Work Letter attached to this Amendment as Exhibit B;

     b. A payment in the amount of the difference, if any, between the Downsize Fee and the Completion Cost but subject to Landlord's obligation to refund the balance of the Downsize Fee, if any, in excess of the Completion Cost, all as more fully described in the Work Letter;

     c. Landlord shall have entered into a lease for the Recaptured Space with Draper's Rossmoor, Inc. ("Draper's") upon terms and conditions reasonably satisfactory to Landlord (the "Draper's Lease") and the Commencement Date under the Draper's Lease (which shall occur upon completion of the Tenant Improvements per the Work Letter but not sooner than October 1, 1998 as set forth more fully in the Draper's Lease) shall have occurred.

     d. Landlord shall have received a release and estoppel letter from CB Richard Ellis substantially in the form attached hereto as Exhibit C confirming that Landlord shall have no liability for any brokerage commissions payable in connection with this Amendment and/or the Draper's Lease.

     Within fifteen (15) days after the Effective Date, Landlord shall prepare and deliver to Tenant for execution a memorandum confirming the occurrence and date of the Effective Date.

     2.   AMENDMENT OF BASIC LEASE PROVISIONS.   The following Basic Lease
Provisions are amended and restated as of the Effective Date to read as follows (Numbered paragraphs below refer to the corresponding item number of the Basic Lease Provisions of the Lease):

     1.   Address of Building:  5 Pasteur

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     3.   Use of Premises:  General office, shipping, warehousing,
          manufacturing, fabric cutting, wholesale and off-premises phone or electronic sales of Tenant's of merchandise, construction and painting of promotional materials and fixtures, (including without limitation, tables, stands, racks, displays and trade show booths) and other uses incidental to Tenant's business which do not violate applicable laws and restrictions.

     6. Basic Rent: Commencing on the date which is Forty-Six (46) days after the Effective Date (the "Rent Reduction Date"), Tenant's Basic Rent under this Lease shall be reduced to Forty-one Thousand Forty-four Dollars ($41,044.00) per month, based on $0.456 per rentable square foot. During the period from the Effective Date to the Rent Reduction Date, a portion of Tenant's Basic Rent paid to Landlord under this Lease, up to an aggregate amount of One Hundred Thirteen Thousand Nine Hundred Eleven Dollars and Fifty Cents ($113,911.50), shall be credited towards the rent due for such period for the Recaptured Space and Draper's shall not be obligated under the Draper's Lease to pay Basic Rent for such period.

     8.   Floor Area of Premises:  Approximately 90,008 rentable square feet.

     9.   Security Deposit:  $80,000.00 - See Section 4.3 hereof.

    11.   Additional Insureds:  Insignia/ESG of California, Inc.

    12.   Address for Payments and Notices:

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           LANDLORD:                                 TENANT:

           Insignia/ESG of California, Inc.               Mossimo, Inc.
           1 Ada, Suite 270                               5 Pasteur
           Irvine, CA 92618                               Irvine, CA  92618

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           with a copy of notices to:
           Irvine Industrial Company
           P.O. box 6370
           Newport Beach, CA  92658-6370
           Attn:  Vice President, Industrial
           Operations
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     14.  Vehicle Parking Spaces:  Seventy-eight (78)

     15.  Plan Approval Date:     July 20, 1998

     3. MODIFICATION OF OTHER LEASE PROVISIONS. As of the Effective Date, the following designated sections of the Lease shall be amended, modified or restated in their entirety (as indicated below) as follows:

     1.   SECTION 2.1 is restated to read as follows:

          SECTION 2.1 LEASED PREMISES. As of the Effective Date, the Premises shall be as shown in Exhibit A (the "Premises") containing approximately the floor area set forth in Item 8 of the Basic Lease Provisions. It is understood that the Premises consists of a portion of one building (the "Building"). The Premises is a portion of the project shown in EXHIBIT Y (the "Project").

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     b.   SECTION 3.4. RIGHT TO EXTEND LEASE. Deleted in its entirety.

     c. Subparagraph (a) of SECTION 4.2 OPERATING EXPENSES is restated to read as follows:

               (a) Tenant shall pay to Landlord, as additional rent, Tenant's Share of "Operating Expenses", as defined below, incurred by Landlord in the operation of the Building and Project. The term "Tenant's Share" means that portion of an Operating Expense determined by multiplying the cost of such item by a fraction, the numerator of which is the rentable floor area of the Premises and the denominator of which is the total rentable square footage of the area, as of the date on which the computation is made, to be charged with such Operating Expense. As of the date of this Amendment, the total rentable square footage of the Premises is 90,008, the total rentable square footage of the Building is 164,000 and there are no other buildings in the Project.

     d.   The following is added to SECTION 4.3. SECURITY DEPOSIT:

          As of the Effective Date, the Security Deposit held by Landlord shall be reduced to Eighty Thousand Dollars ($80,000) and the balance of Thirty-One Thousand Six Hundred Ninety-Four Dollars ($31,694.00) (the "Released Deposit") shall be applied to Basic Rent next coming due under this Lease.

     e.   The following is added to SECTION 5.1. USE:

          Tenant shall not do or permit anything to be done in or about the Premises which will in any way interfere with the rights of other occupants of the Building or the Project, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant permit any nuisance or commit any waste in the Premises or the Project. Tenant shall not perform any work or conduct any business whatsoever in the Project other than inside the Premises.

     f.   SECTION 5.2 is restated to read as follows:

          SECTION 5.2 SIGNS. Within thirty (30) days after the Effective Date, Tenant shall at its sole cost and expense remove all existing signs on 9 Pasteur and 5 Pasteur except for the sign on the exterior wall of 5 Pasteur designated on Exhibit A hereto and to repair any resulting damage to either building. Landlord acknowledges that Tenant may elect to cause Draper's to remove Tenant's signs as required by this Amendment pursuant to a separate written agreement between Tenant and Draper's but Landlord shall have no obligation with respect to any such agreement and Tenant shall remain liable to Landlord for the performance of its obligations under this Section. Thereafter, except as approved in writing by Landlord, in its reasonable discretion, Tenant shall have no right to maintain identification signs in any location in, on or about the Premises, the Building or the Project and shall not place or erect any signs, displays or other advertising materials that are visible from the exterior of the Building. The size, design, graphics, material, style, color and other physical aspects of any permitted sign shall be subject to Landlord's written approval prior to installation (which approval may be withheld in Landlord's discretion), any covenants, conditions or restrictions encumbering the Premises, Landlord's signage program for the Project, as in effect from time to time and approved by the City of Irvine ("Signage Criteria"), and any applicable municipal or other governmental permits and approvals. Tenant acknowledges having received and reviewed a copy of the current Signage Criteria for the Project. Tenant shall be responsible for the cost of any permitted sign, including the fabrication, installation, maintenance and removal thereof. If Tenant fails to maintain its sign, or if Tenant fails to remove

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          same upon termination of this Lease and repair any damage caused by such removal, Landlord may do so at Tenant's expense.

     g.   The following is added to SECTION 6.4. PARKING:

          There shall be no overnight parking of any vehicles of any kind unless otherwise authorized by Landlord, and vehicles which have been abandoned or parked in violation of the terms hereof may be towed away at the owner's expense. Landlord shall have the right to construct, maintain and operate lighting facilities within the parking areas; to change the area, level, location and arrangement of the parking areas and improvements therein; to impose reasonable restrictions on parking by tenants, their officers, agents and employees; and to do and perform such other acts in and to the parking areas and improvements therein as, in the use of good business judgment, Landlord shall determine to be advisable. Washing, waxing, cleaning or servicing of vehicles, or the storage of vehicles for 24 hour periods, is prohibited unless otherwise authorized by Landlord.

     h.   SECTION 7.3 ALTERATIONS is restated to read as follows:

          SECTION 7.3. ALTERATIONS.

               (a) Tenant shall make no alterations, additions or improvements to the Premises without the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole discretion. Notwithstanding the foregoing, Landlord shall not unreasonably withhold its consent to any alterations, additions or improvements to the Premises which cost less than One Dollar ($1.00) per square foot of the improved portions of the Premises (excluding warehouse square footage) and do not materially (i) affect the exterior of the Building or outside areas (or be visible from adjoining sites), or (ii) affect or penetrate any of the structural portions of the Building, including but not limited to the roof, or (iii) require any change to the basic floor plan of the Premises, any substantial change to any structural or mechanical systems of the Premises, or any governmental permit as a prerequisite to the construction thereof, or (iv) unreasonably interfere in any manner with the proper functioning of or Landlord's access to any mechanical, electrical, plumbing or HVAC systems, facilities or equipment located in or serving the Building, or
          (v) diminish the value of the Premises in Landlord's reasonable determination. Landlord may impose, as a condition to its consent, any requirements that Landlord in its discretion may deem reasonable or desirable, including but not limited to a requirement that all work be covered by a lien and completion bond satisfactory to Landlord and requirements as to the manner, time, and contractor for performance of the work. Tenant shall obtain all required permits for the work and shall perform the work in compliance with all applicable laws, regulations and ordinances, all covenants, conditions and restrictions affecting the Project, and the Rules and Regulations (hereafter defined). If any governmental entity requires, as a condition to any proposed alterations, additions or improvements to the Premises by Tenant, that improvements be made to the Common Areas, and if Landlord consents to such improvements to the Common Areas, then Tenant shall, at Tenant's sole expense, make such required improvements to the Common Areas in such manner, utilizing such materials, and with such contractors (including, if required by Landlord, Landlord's contractors) as Landlord may require in its sole discretion. Under no circumstances shall Tenant make any improvement which incorporates any Hazardous Materials, including without limitation asbestos-containing construction materials into the Premises. Any request for Landlord's consent shall be made in writing and shall contain architectural plans describing the work in detail reasonably satisfactory to Landlord. Unless Landlord otherwise agrees in writing, all alterations, additions or improvements affixed to the Premises (excluding moveable trade fixtures and

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          furniture) shall become the property of Landlord and shall be surrendered with the Premises at the end of the Term, except that Landlord may, by notice to Tenant, require Tenant to remove by the Expiration Date, or sooner termination date of this Lease, all or any alterations, decorations, fixtures, additions, improvements and the like installed either by Tenant or by Landlord at Tenant's request and to repair any damage to the Premises arising from that removal.
          Except as otherwise provided in this Lease or in any Exhibit to this Lease, should Landlord make any alteration or improvement to the Premises at Tenant's request, Landlord shall be entitled to prompt reimbursement from Tenant for all costs incurred.

               (b) As contemplated by that certain letter agreement between Landlord and Tenant dated October 27, 1997, a copy of which is attached hereto as Exhibit D, upon Landlord's written request, Tenant shall remove at its sole cost upon expiration or earlier termination of this Lease the guard shack at the entry drive to the Project, the sign wall at the entry arch and all paint grade tenant doors and replace same with building standard doors.

     i.   The following is added to ARTICLE XVIII BROKER'S COMMISSION:

          Tenant and Landlord each represent and warrant to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment and/or the Draper's Lease other than CB Richard Ellis and Tenant shall be solely responsible for any commission payable to said broker. Landlord and Tenant shall each indemnify, defend and hold the other harmless from any cost, expense or liability (including reasonable attorneys' fees) for any compensation, commissions or charges claimed by any other real estate broker or agent employed or claiming to represent or to have been employed by the indemnifying party in connection with the negotiation of this Amendment and/or the Draper's Lease.


     4.  GENERAL PROVISIONS.


     a. EFFECT OF AMENDMENTS. The Lease shall remain in full force and effect to the extent that it is modified by this Amendment. In the event of an inconsistency between the terms of the Lease and this Amendment, the Lease shall be construed so as to incorporate the effect of the modifications set forth herein.

     b. ENTIRE AGREEMENT. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth above and can be changed only by a writing signed by Landlord and Tenant.

     c. COUNTERPARTS. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.

     d. DEFINED TERMS. All words commencing with initial capital letters in this Amendment defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

     e. CORPORATE AND PARTNERSHIP AUTHORITY. If Tenant is a corporation or partnership, or is comprised of either or both of them, each individual executing this Amendment for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.

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     f.   ATTORNEYS' FEES.  The provisions of the Lease respecting payment of attorneys' fees shall also apply to this Amendment.

LANDLORD:                     TENANT:

THE IRVINE COMPANY,                          Mossimo, Inc.,
a Delaware corporation                       a California corporation


By  /s/ Clarence W. Barker                  By /s/ John Brincko
   ----------------------------------          ---------------------------------
     Clarence W. Barker, President
     Irvine Industrial Company,              Title: President
     a division of The Irvine Company               ---------------------------




By  /s/ Richard G. Sim                      By /s/ Thora Thoroddsen
   ----------------------------------          ---------------------------------
     Richard G. Sim, Group President        Title: Secretary and Treasurer
     Investment Properties                         ---------------------------

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